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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 14, 2006

                              BRE Properties, Inc.
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             (Exact name of registrant as specified in its charter)

            Maryland                    1-14306            94-1722214
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  (State or other jurisdiction       (Commission        (I.R.S. Employer
        of incorporation)            File Number)      Identification No.)

   525 Market Street, 4th Floor, San Francisco, CA            94105
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      (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (415) 445-6530


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 8.01 OTHER EVENTS

     On March 14, 2006, we announced that the Alameda County, Calif., Superior Court has made a good faith settlement determination relating to the construction defects litigation regarding Red Hawk Ranch, a 453-unit BRE property located in Fremont, Calif. Under California law, this determination releases equitable indemnity and contribution claims.

     In March 2003, the company filed suit against the builder of Red Hawk Ranch and other parties for construction defects. Under terms of the settlement, BRE will receive an aggregate of $17.5 million from various defendants. The settlement does not include claims associated with three subcontractors against whom the company intends to continue litigation.

     The company said all parties to the settlement made the required settlement payments into escrow. The settlement payments will be released to BRE from escrow subsequent to a 20-day appeal period. Absent a successful appeal, BRE expects to receive settlement payment proceeds in early April. The settlement will be recorded as Other Income and included in reported funds from operations (FFO) per share and earnings per share (EPS).

     The company expects to record the income from the settlement during second quarter 2006. In addition, the company expects Other Expenses relating to litigation costs to range $1.0 to $1.5 million during 2006, as compared with the company's previous guidance range of $1.0 to $2.5 million. BRE has revised 2006 earnings estimates to reflect the impact of this settlement on FFO and EPS, as follows:

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     o  FFO guidance has been revised to a range of $2.40 to $2.52 per share, from a range of $2.05 to $2.20 per share.

     o EPS has been revised to a range of $0.95 to $1.07, from a range of $0.60 to $0.75. EPS estimates for 2006 do not include projected gains or losses associated with property sales.

     NON-GAAP FINANCIAL MEASURES

     Certain non-GAAP financial measures are used throughout the text of this release. These measures are defined and explained in Attachment A, "Reconciliation and Definition of Non-GAAP Financial Measures," at the end of this news release. See Attachment A.

     ABOUT BRE

     BRE Properties--a real estate investment trust--develops, acquires and manages apartment communities convenient to its residents' work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 85 apartment communities totaling 23,954 units in California, Arizona, Washington and Colorado. The company currently has nine other properties in various stages of development and construction, totaling 2,312 units, and joint venture interests in two additional apartment communities, totaling 488 units. As of 12/31/05.

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company's capital resources, portfolio performance and results of operations, including statements related to 2006 results of operations, property development, acquisitions and dispositions and future capital-raising plans, and is based on the company's current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as "believes," "expects," "may," "will," "should," "seeks" "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company's success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled "Risk Factors" in the Company's most recent Annual Report on Form 10-K as they may be updated from time to time by the Company's subsequent filings with the Securities and Exchange Commission, including it's most recent Quarterly Report on Form 10-Q. Do not rely solely on forward-looking statements, which only reflect management's analysis. The company assumes no liability to update this information. For more details, please refer to the company's SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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     ATTACHMENT A: RECONCILIATION AND DEFINITION OF NON-GAAP FINANCIAL MEASURES

     This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE's definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

     FUNDS FROM OPERATIONS

     FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

     We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

     Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company's real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

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     Below is a reconciliation of diluted EPS to diluted FFO per share:

                                                         Full Year 2006
                                                   -------------------------
                                                    Low Range     High Range
                                                   -----------   -----------
Diluted Earnings per share                         $      0.95   $      1.07
Depreciation                                       $      1.43   $      1.43
Minority interests convertible to common           $      0.02   $      0.02
Diluted FFO per share                              $      2.40   $      2.52

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

     99.1         Press Release dated March 14, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BRE Properties, Inc.
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                                                 (Registrant)


Date: March 14, 2006                                    /s/ Edward F. Lange, Jr.
                                                        ------------------------
                                                 Name:  Edward F. Lange, Jr.

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